Exhibit 10.4

Execution Version

UNSECURED PROMISSORY NOTE

US $12,000,000

[●], 2025

For value received, the undersigned, Outdoor Holding Company, a Delaware corporation, formerly known as AMMO, Inc., (the “Borrower”), promises to pay to GDI Air III LLC, (the “Holder”), the principal sum of Twelve Million Dollars ($12,000,000.00), together with interest as set forth below. All payments by the Borrower of amounts owing hereunder shall be in lawful money of the United States of America in immediately available funds on the terms and conditions set forth in this promissory note (this “Note”), payable as set forth herein. All capitalized terms not defined herein shall have the meanings assigned to them in the Settlement Agreement, dated May 21, 2025, by and among the Borrower; Speedlight Group I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower; Steven F. Urvan; and Richard R. Childress, Jared Smith, Fred W. Wagenhals, and Russell Williams Wallace, Jr. (the “Settlement Agreement”).

1. Maturity. The remaining unpaid principal balance of this Note and all accrued and unpaid interest thereon (collectively, the “Note Obligations”) shall become due and payable on [●], 2037.1

2. Interest.

(a) Interest shall accrue on the Note Obligations at an interest rate per annum (the “Interest Rate”) equal to 6.50%. Such interest shall be payable to the Holder annually on each [●] (each, an “Interest Payment Date”), beginning with [●], 20262. Interest payable hereunder shall be calculated on the basis of a three hundred sixty-five (365) day or three hundred sixty-six (366) day year, as the case may be, for actual days elapsed from the most recent date on which interest has been paid or, if no interest has been paid, the date of issuance of this Note.

(b) If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus two percent (2.00%) (the “Default Rate”).

(c) If at any time and for any reason the interest rate payable hereunder is deemed to be in excess of the then-legal maximum rate, such interest rate shall be reduced automatically to the then-legal maximum rate.

3. Payments.

(a) Generally. All payments shall be applied first to accrued and unpaid interest, if any, and then to principal. The Borrower will provide written notice to the Holder of this Note of any prepayment of all or any part of the principal at the time thereof.

(b) Mandatory Prepayment. The Borrower shall make annual prepayments of the Note Obligations such that $1,000,000 (inclusive of accrued and unpaid interest then due and payable) is paid to the Holder on each Interest Payment Date, beginning with [●], 20263. Such mandatory prepayments shall not be subject to Board approval.

1 Note to Draft: To be the 12th anniversary of the Note issuance date.

2 Note to Draft: To be the first anniversary of the Note issuance date.

3 Note to Draft: To be the first anniversary of the Note issuance date.

(c) Optional Prepayment by the Borrower. The Borrower reserves the right to prepay, prior to maturity, all or any part of the principal or interest of this Note without penalty. The Holder shall not request early repayment of this Note for a period of two years from the Execution of this Note. Any such optional prepayment by the Borrower must be approved by a majority vote of the independent and disinterested members of the Board as then constituted, in light of the Borrower’s then-existing financial condition, cash flows and limitations under other agreements governing indebtedness of the Borrower, with the Holder neither voting nor participating in the discussion.

4. Holder Tax Form. The Holder shall deliver to the Borrower prior to the first Interest Payment Date (and from time to time thereafter upon the reasonable request of the Borrower) an executed copy of Internal Revenue Service Form W-9.

5. Representations and Warranties.

(a) The Borrower represents and warrants to the Holder as follows:

(i) Existence. The Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(iii) Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate actions in accordance with applicable law. The Borrower has duly executed and delivered this Note.

(b) The Holder represents and warrants to the Borrower as follows:

(i) Existence. The Holder is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware.

(ii) Power and Authority. The Holder has the requisite power and authority to execute, deliver, and perform its obligations under this Note.

(iii) Authorization; Execution and Delivery. The execution and delivery of this Note by the Holder and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company actions in accordance with applicable law. The Holder has duly executed and delivered this Note.

6. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay to the Holder (i) any mandatory prepayment (or any portion thereof) when due; or (ii) any other amount due hereunder within fifteen (15) days after such amount is due.

(b) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors (collectively, “Bankruptcy Laws”).

(ii) An involuntary case is commenced against the Borrower seeking the liquidation or reorganization of the Borrower under any Bankruptcy Law, and such case is not dismissed or vacated within sixty (60) days after the date of the commencement of such case.

2

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days after the date of the commencement of such case.

(c) Failure to Give Notice. The Borrower fails to give the notice of Event of Default as specified in Section 7.

7. Notice of Event of Default. As soon as possible after the Borrower becomes aware that an Event of Default has occurred, and in any event within three (3) business days, the Borrower shall notify the Holder in writing of the nature and extent of such Event of Default and the action, if any, the Borrower has taken or proposes to take with respect to such Event of Default.

8. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Holder may, at its option, by written notice to the Borrower, declare all Note Obligations immediately due and payable; provided, however, if an Event of Default described in Section 6(c) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due, payable, and collectible by the Holder without notice, declaration, or other act on the part of the Holder. Any Note Obligations that become immediately due, payable, and collectible under this Section 8 shall bear interest at the Default Rate until such amounts are paid in full, in cash. In addition to the foregoing remedies, upon the occurrence and during the continuance of an Event of Default, the Holder may exercise any other right, power or remedy it may have at law or in equity, as the rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law or equity. No single or partial exercise of any right, remedy, or power under this Note shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The Borrower hereby waives presentment for payment, protest, demand, notice of dishonor, notice of protest, notice of nonpayment and diligence with respect to this Note.

9. Amendments and Waivers. Any provision of this Note may be amended and the observance of any provision of this Note may be waived (either generally or in a particular instance and either retrospectively or prospectively) only upon the written consent of the Borrower and the Holder (and approved by a majority of the disinterested and independent members of the Board). Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Borrower and the Holder and their successors and permitted assigns.

10. General Provisions.

(a) Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person, other than the parties hereto and their successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note. Notwithstanding the foregoing, all references to the “Holder” or the “Borrower” shall apply to their respective successors and permitted assigns. Notwithstanding anything herein to the contrary: (i) this Note may not be assigned or transferred by the Holder without the prior written consent of the Borrower (such consent not to be unreasonably withheld) made in accordance with Section 9; and (ii) this Note may not be assigned or transferred by the Borrower without the prior written consent of the Holder, which consent may be granted or withheld in Holder’s sole and absolute discretion.

3

(b) If one or more provisions of this Note are held to be invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

(c) This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to conflicts of law provisions thereof). The Borrower and the Holder hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, in the event that the Court of Chancery does not have subject matter jurisdiction over the dispute, any state or federal court of competent jurisdiction in the state of Delaware, in respect of the interpretation and enforcement of the provisions of this Note. The Borrower and the Holder hereby waive, and agree not to assert, as a defense in any proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate. The Borrower and the Holder hereby consent to and grant any such court jurisdiction over the person of the Borrower and the Holder and over the subject matter of such dispute.

(d) This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif”) format or via DocuSign shall be as effective as delivery of a manually executed counterpart of this Note.

(e) The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), and similar state laws.

[Remainder of page intentionally left blank.]

4

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

BORROWER:

OUTDOOR HOLDING COMPANY

By:
Name:	Paul Kasowski
Title:	Chief Financial Officer

Signature Page to Promissory Note

HOLDER:

GDI AIR III LLC

By:
Name:	Steven F. Urvan
Title:	Authorized Signatory

Signature Page to Promissory Note